Exhibit 4


                           HUDSON RIVER BANCORP, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT
                               S P E C I M E N
is the owner of:

               FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK
                    $.01 PAR VALUE PER SHARE OF HUDSON RIVER
                                  BANCORP, INC.

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

         This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

         IN WITNESS THEREOF, HUDSON RIVER BANCORP, INC. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


Dated:

______________________           [SEAL]                ________________________
Pamela Wood                                            Carl A. Florio
Secretary                                              President and Chief
                                                       Executive Officer

                           HUDSON RIVER BANCORP, INC.

         The shares represented by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.